Exhibit 5
                         [Letterhead of]
                  Thompson Hine & Flory P.L.L.

                          August 8, 1996




Omnicare, Inc.
2800 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

     Reference is made to Amendment No. 1 to Registration Statement No. 333-7695 on Form S-3 of Omnicare, Inc., a Delaware corporation (the "Company") (such Registration Statement, as amended, is referred to as the "Registration Statement"). The Registration Statement relates to the offering for resale by certain stockholders of the Company, or persons who become stockholders of the Company in connection with future acquisitions by the Company (individually, a "Stockholder", collectively, the "Stockholders") of up to an aggregate of 1,436,328 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"). Of the 1,436,328 Shares being registered, (i) an aggregate of 131,366 of the Shares were issued to certain Stockholders in connection with the Company's acquisition of the capital stock of Three Forks Apothecary, Inc. (the "Three Forks Agreement"), (ii) 174,680 of the Shares were issued to certain Stockholders pursuant to the Asset Purchase Agreement dated as of June 10, 1996 by and among Electra Acquisition Corp., Prometheus Pharmacy Co, Inc., Nursing Homes America, Inc., Olympus Healthcare Group, Inc. and the Company (the "Prometheus Agreement"), (iii) 200,000 of the Shares may be acquired by certain Stockholders upon the exercise warrants granted in connection with the Company's acquisition of the assets of Passaic County Home Health Care Associates, Inc., d/b/a Pompton Nursing Home Suppliers (the "Warrants") and (iv) 930,282 of the Shares may be issued by the Company from time to time to Stockholders in connection with future acquisitions by the Company ("Future Acquisitions").

     As counsel for the Company, we have examined and are familiar with the Company's Restated Certificate of Incorporation and By-Laws, each as amended, and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we consider appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares have been duly authorized.


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          3. Of the Shares, the 131,366 issued pursuant to the
     Three Forks Agreement are validly issued, fully paid and nonassessable.

          4. Of the Shares, the 174,680 issued pursuant to the Prometheus Agreement are validly issued, fully paid and nonassessable.

          5. Of the Shares, the 200,000 to be issued pursuant to the Warrants will be, when issued in accordance with the Warrants, validly issued, fully paid and nonassessable.

          6. Of the Shares, the 930,282 to be issued in connection with Future Acquisitions have been duly authorized for issuance, and will be, when (i) authorized for issuance by the Board of Directors of the Company in Future Acquisitions and (ii) issued or delivered upon receipt of the consideration to be paid in connection with Future Acquisitions, be validly issued, fully paid and nonassessable.

     This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

     We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/Thompson Hine & Flory P.L.L.
                              THOMPSON HINE & FLORY P.L.L.